UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.             )

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The Timken Company

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Joseph W. Ralston Lead Independent Director Board of Directors The Timken Company

April 2, 2013

Dear Fellow Timken Shareholder:

SUPPORT THE TIMKEN COMPANY’S PROVEN STRATEGY

TO CREATE SHAREHOLDER VALUE

DO NOT BE MISLED BY THE MISGUIDED SHAREHOLDER PROPOSAL

ADVOCATING A CHANGE IN COURSE

VOTE AGAINST THE SHAREHOLDER PROPOSAL TO SPIN-OFF THE STEEL BUSINESS

Your Board and management team are successfully executing a carefully considered plan to deliver long-term value to Timken shareholders. Over the last several years, we have transformed Timken into a global industrial technology leader with products designed to improve the efficiency and reliability of the machinery that keeps industry in motion. Our product portfolio features mechanical components and engineered steel products used in some of the world’s most demanding applications.

The success of this effort leverages strengths across The Timken Company’s businesses, including shared research and technical expertise and supply chain and operating efficiencies between our Steel business and our Bearing and Power Transmission (B&PT) business, to deliver solutions across common end markets and customers. A separation of Timken Steel from the rest of the enterprise would compromise the Company’s competitive advantage and our ability to leverage these benefits to deliver higher financial returns.

The shareholder proposal by The California State Teachers’ Retirement System (CalSTRS) and Relational Investors that you are being asked to vote on would derail our strategy and deprive shareholders of the opportunity for long-term value — all in a misguided attempt to create illusory short-term gains through financial engineering. Your Board and management team have carefully reviewed a separation of the businesses, with input from outside advisors, in the past and have met with Relational Investors multiple times, most recently on April 2, 2013, in a meeting that also included CalSTRS. Based on its careful review, the Board has determined that maintaining The Timken Company’s current integrated strategy is in the best interests of shareholders at this time.

OUR PROVEN STRATEGY IS WORKING TO DELIVER SUPERIOR VALUE FOR YOU

The strength of our operating performance as an integrated company has produced superior value for you — with total shareholder returns of 111% over the last three yearsi. This puts Timken at the top of our peer group and well above the returns for the overall market.

The Timken Company 1835 Dueber Ave SW Canton OH 44706 USA

DO NOT ALLOW SHAREHOLDERS WITH A MISGUIDED, SHORT-TERM FOCUS TO DERAIL OUR TIMKEN PLAN

Timken is committed to continuing to deliver value by executing our strategic plan, which includes:

—

Strengthen Margins.    The Timken transformation has resulted in a leaner, more variable cost structure and the increased ability to tightly control the supply chain in response to market variability. These actions, together with the expansion of the Timken portfolio to include complementary products and services across the Steel and B&PT businesses, have resulted in stronger margins.

—

Improve Cash Flow and Pension Funding.    The Company projects that its defined benefit pension plans will be substantially fully funded in 2013. In addition, we expect improved working capital management and lower projected capital spending beyond 2013 to result in increased cash flow.

—	Leverage Growth Opportunities. Timken expects to generate annual sales growth of 6% to 11% through 2015, driven by new products and geographic expansion as well as targeted acquisitions.

—

Return Capital.    Timken has paid a dividend to shareholders in every quarter since the Company became public in 1922. In addition, your Board has authorized the repurchase of up to 10 million shares. Returning capital to shareholders through ongoing dividends and the continued execution of the share repurchase program is an integral part of the Company’s plan for delivering value.

SYNERGIES BETWEEN STEEL AND B&PT BUSINESSES CREATE VALUE

The Timken Steel and B&PT businesses are tightly integrated and synergies related to the supply chain, shared research and technical expertise yield important benefits for customers and shareholders. Over the past five years, on average 58% of B&PT’s steel requirements were sourced from Timken-produced steel. These supply chain efficiencies make possible lower costs, faster lead times and higher customer satisfaction levels as our B&PT business goes to market. Additionally, by combining shared R&D with 100 years of metallurgy and application knowledge across our businesses, we are able to provide customers the highest quality bearings and steel products for some of the toughest mechanical power transmission applications, an advantage that none of our competitors have. These capabilities translate into benefits for Timken shareholders in the form of higher margins driven by value-based pricing and enhanced market competitiveness and responsiveness due to our greater insights into customers and our targeted end markets.

DON’T BE MISLED BY RELATIONAL’S FLAWED SPIN-OFF ANALYSIS

The shareholder proposal to spin-off the Steel business is based on a flawed analysis that suggests the combined value of separate Steel and B&PT companies would be substantially higher than the value of Timken today — simply as a result of separating the two businesses. Relational Investors asks you to believe that the market would give a separate B&PT business a price/earnings ratio 33% higher than the median price/earnings ratio of Timken B&PT’s peersii. Does that make sense to you?

In addition, Relational assumes Timken would lose only $25 million in annual pre-tax earnings from a separation of the businesses — while our analysis shows we would expect to lose $60-80 million in annual pre-tax earnings from duplicative costs and loss of synergies. Moreover, Relational ignores the fact that a standalone Steel business would be one of the smallest publicly traded steel companies. Given its small size and scale, the rating agencies would likely assign non-investment grade credit ratings to the company. This would increase its cost of capital and reduce its financial flexibility to take on important, high-return projects like the Faircrest expansion, which we are currently implementing to improve profitability across industry cycles through reduced costs while expanding the market capabilities of the Steel business.

In summary, once the flaws in Relational’s analysis are corrected, it is clear that the Company’s proven business model and strategy to create shareholder value represent the best path forward for all of the Company’s shareholders.

VOTE AGAINST THE MISGUIDED PROPOSAL TO SPIN-OFF THE STEEL BUSINESS

Your Board and management team have carefully reviewed the shareholder proposal and have concluded it is not in the best interests of shareholders at this time. It amounts to a self-interested attempt to generate illusory short-term profits at the expense of long-term value creation. Support the Timken strategy to achieve long-term value through the continued successful execution of our strategic plan. Please cast your vote today AGAINST this shareholder proposal. For more information, please visit www.TimkenDrivesValue.com. Thank you for your continued support of The Timken Company.

On behalf of the Board of Directors of The Timken Company,

Joseph W. Ralston

Lead Independent Director

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares,

or need additional assistance, please contact the firm assisting us in the solicitation of proxy votes:

GEORGESON

Stockholders Call Toll-Free: 888-666-2594

Banks and Brokers Call: 800-223-2064

IMPORTANT

We urge you to vote AGAINST Item No. 6.

FORWARD-LOOKING STATEMENTS SAFE HARBOR

Certain statements in this letter (including statements regarding the company’s forecasts, beliefs, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to The Timken Company’s plans, outlook, future financial performance, targets, projected sales, cash flows and liquidity are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw-material and energy costs and their impact on the operation of the company’s surcharge mechanisms; the impact of the company’s last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to integrate acquired companies to achieve satisfactory operating results; the impact on operations of general economic conditions; higher or lower raw-material and energy costs; fluctuations in customer demand; the company’s ability to achieve the benefits of its ongoing programs, initiatives & capital investments; the timing and amount of common share repurchases; and retention of CDSOA distributions. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended Dec. 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. The company undertakes no obligation to update or revise any forward-looking statement.

Important Additional Information

The Timken Company, its directors, and certain of its officers are participants in the solicitation of proxies from Timken shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders. Important information concerning the identity and interests of these persons is available in the definitive proxy statement that Timken filed with the SEC on March 21, 2013.

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning Timken are available free of charge at www.sec.gov and www.timken.com/investors. Shareholders should carefully read the definitive proxy statement before making any voting decision.

i Source: Factset as of December 31, 2012.

ii Comparison based on the median price / earnings ratio of B&PT peers which include Kennametal, Altra Holdings, SKF, NSK and JTEKT as of February 26, 2013.

c/o Corporate Election Services P. O. Box 3200 Pittsburgh, PA 15230	VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch- tone phone, and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

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Proxy must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints W. J. Timken, Jr.; James W. Griffith; and Scott A. Scherff; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on May 7, 2013 at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2013	Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.
10:00 a.m.
Corporate Auditorium (C1G)
The Timken Company
1835 Dueber Avenue, S.W.	Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.
Canton, OH 44706-2798
Telephone: (330) 438-3000

For directions to the Annual Meeting, you may call 330-471-3997.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1.    Election of Directors to serve for a term of one year:

Nominees:	(01) John M. Ballbach	(02) Phillip R. Cox	(03) Diane C. Creel	(04) James W. Griffith
	(05) John A. Luke, Jr.	(06) Joseph W. Ralston	(07) John P. Reilly	(08) Frank C. Sullivan
	(09) John M. Timken, Jr.	(10) Ward J. Timken	(11) Ward J. Timken, Jr.	(12) Jacqueline F. Woods

              ☐    FOR all nominees listed above             ☐    WITHHOLD AUTHORITY to vote for all nominees listed above

              To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.    Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2013.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

3.    An advisory resolution regarding named executive officer compensation.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

4.    Amendments to the Company’s Amended Articles of Incorporation to reduce certain shareholder voting requirements.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

5.    Amendments to the Company’s Amended Regulations to reduce certain shareholder voting requirements.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

The Board of Directors recommends a vote AGAINST proposal 6.

6.    A shareholder proposal recommending that the Board of Directors engage an investment banking firm to effectuate a spin-off of the Company’s steel business segment into a separately-traded public company.

              ☐    FOR             ☐    AGAINST             ☐    ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐     PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.